Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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         As independent  certified public accountants,  we hereby consent to the incorporation of our report on American Networks International, Inc. dated March 31, 1999, except as to Note 8, which is dated as at June 10, 1999, included in, or incorporated by reference in, Registration Statement on. Form SB-2, dated December 21, 1999 and the related Prospectus.



December 21, 1999
New York, New York